As filed with the Securities and Exchange Commission on August 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2640654 (I.R.S. Employer Identification Number)
5670 W. Chandler Blvd., Suite 100 Chandler, Arizona 85226 (Address of principal executive offices, including zip code)

Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan

(Full title of the plan)

Darin Billerbeck

Interim Chief Executive Officer

Everspin Technologies, Inc.

5670 W. Chandler Blvd., Suite 100

Chandler, Arizona 85224

(480) 347-1111

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Daniel M. Mahoney

Joshua Schneiderman

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, AZ 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ⌧

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.0001 per share	550,000	$5.51	$3,030,500	$330.63

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable under the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan (as amended, the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of registrant’s common stock, as applicable.

(2)	Represents shares of Common Stock that were added to the shares reserved for issuance under the Plan on May 25, 2021, pursuant to an amendment to the Plan.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock, as reported on The Nasdaq Global Market on August 11, 2021.

EXPLANATORY NOTE

Everspin Technologies, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 550,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), issuable to eligible persons under the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 7, 2016 (File No. 333-214018), August 14, 2017 (File No. 333-219938), May 23, 2018 (File No. 333-225119), March 15, 2019 (File No. 333-230349), March 13, 2020 (File No. 333-237146) and March 4, 2021 (File No. 333-253884) (collectively, the “Prior Registration Statements”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

1.

The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020, filed with the SEC on March 4, 2021, including the information in the Registrant’s Proxy Statement on Schedule 14A specifically incorporated by reference in the Form 10-K, filed with the SEC on April 6, 2021.

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 7, 2021 and August 12, 2021 respectively.
3.

The Registrant’s Current Reports on Form 8-K, filed with the SEC on April 2, 2021, May 4, 2021, May 25, 2021, June 2, 2021 and July 22, 2021, and Current Report on Form 8-K/A, filed with the SEC on June 3, 2021.

4.

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 28, 2016 (File No. 0001-37900) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Form 10-K.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

†
		Incorporation By Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	8-K	001-37900	3.1	10/13/2016

4.1.1	Amendment to Amended and Restated Certificate of Incorporation	8-K	001-37900	3.1	5/22/2019

4.1.2	Amendment to Amended and Restated Certificate of Incorporation	8-K	001-37900	3.1	5/27/2020

4.2	Amended and Restated Bylaws	8-K	001-37900	3.2	5/22/2019

4.3	Form of Common Stock Certificate of the Registrant	S-1	333-213569	4.1	9/09/2016

5.1*	Opinion of Snell & Wilmer L.L.P.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1	Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan	8-K	001-37900	10.1	5/22/2018

99.2	First Amendment to Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan	8-K	001-37900	10.1	5/25/2021

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on August 13, 2021.

EVERSPIN TECHNOLOGIES, INC.

By:/s/ Darin Billerbeck

Name:Darin Billerbeck

Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin Billerbeck and Anuj Aggarwal, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Darin Billerbeck	Interim Chief Executive Officer and Executive Chairman of the Board	August 13, 2021
Darin Billerbeck	(Principal Executive Officer)

/s/ Anuj Aggarwal	Interim Chief Financial Officer	August 13, 2021
Anuj Aggarwal	(Principal Financial and Accounting Officer)

/s/ Lawrence G. Finch	Director	August 13, 2021
Lawrence G. Finch

/s/ Geoffrey R. Tate	Director	August 13, 2021
Geoffrey R. Tate

/s/ Michael B. Gustafson	Director	August 13, 2021
Michael B. Gustafson

/s/ Geoffrey Ribar	Director	August 13, 2021
Geoffrey Ribar